EXHIBIT 10.3

                             CONSULTING AGREEMENT


      THIS IS A CONSULTING AGREEMENT ("Agreement") made and entered into as of the 1st day of May, 1999, by and between DIANON Systems, Inc., a Delaware corporation ("DIANON"), and A. Bruce Shapiro ("Shapiro").

                                  RECITALS:

      WHEREAS, DIANON has acquired substantially all of the assets and business of Kyto Meridien Diagnostics, L.L.C., a New York limited liability company ("Kyto Meridien"), pursuant to the terms of an Asset Purchase Agreement dated as of April 7, 1999, by and among DIANON, Kyto Meridien, Kyto Diagnostics, L.P., Meridien Diagnostics Labs, Inc., Shapiro and Ralph M.
Richart, M.D. (the "Asset Purchase Agreement"); and

      WHEREAS, DIANON desires to retain Shapiro for a period commencing as of the Closing Date ("Closing Date") of the Asset Purchase Agreement and ending three years from that date and Shapiro desires to be so retained by DIANON for such period on the terms and conditions hereinafter provided; and

      WHEREAS, Shapiro's position with Kyto Meridien has given him access to and familiarity with the confidential information and business of Kyto Meridien acquired by DIANON and his consultation with DIANON will give him access to and familiarity with the confidential information and business of DIANON; and

      WHEREAS, DIANON would be irreparably harmed if Shapiro should disclose any of the confidential information which Shapiro has acquired and will acquire or by entering into any activity competing with DIANON or the business of Kyto Meridien acquired by DIANON.

      NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions of this Agreement, Shapiro and DIANON agree as follows:

      1. CONSULTATION. DIANON hereby retains the services of Shapiro to aid in the transition (including, without limitation, assuring the timely payment of accounts payable and current liabilities retained by Sellers under Subsection 2(e) of the Asset Purchase Agreement) and stabilization and to advise and consult with respect to the growth of the business acquired by DIANON pursuant to the Asset Purchase Agreement and to advise and consult in such other areas within his experience, knowledge and expertise. Such services shall be performed by Shapiro in person at DIANON's facility in Woodbury New York, or, with his consent, at its headquarters in Connecticut. Shapiro shall make himself available to DIANON for the performance of such services no more than two days per week forty-eight weeks per year as requested by DIANON during the term hereof. In providing such consulting services, Shapiro shall in good faith render advice and provide information to DIANON, fully reflecting the range of his knowledge, information and experience in the areas of consultation. During the term of this Agreement, Shapiro shall at all times conduct himself and perform his services in a proficient and professional manner, in accordance with the applicable standards of care and the highest standards of ethics.

      2. COMPENSATION. As full consideration for the services rendered by Shapiro pursuant to this Agreement, together with Shapiro's undertakings pertaining to the preservation of confidential information and the restrictive covenant set forth, respectively, in Sections 4 and 5 below, DIANON shall, during the term of this Agreement, compensate Shapiro as follows:

            (a) _DIANON shall render monthly payments of nineteen thousand three hundred and nineteen ($19,319) dollars to Shapiro.;

            (b) DIANON shall reimburse the reasonable business expenses of Shapiro in performing his duties hereunder in accordance with such policies regarding expenses as DIANON may have in effect from time to time;

            (c) At no cost to Shapiro, DIANON shall, for a period of at least six months from and after the Closing Date, make available for the use of Shapiro his current office located at 40 Crossways Park Drive in Woodbury, New York; provided that DIANON may terminate such rights effective at any time after such six month period by the provision of three month's prior written notice.

      3.    TERM.   Unless sooner terminated in accordance with Section 9 below, the term of this Agreement shall commence on the Closing Date of the Asset Purchase Agreement and end on the third anniversary thereof.

      4. CONFIDENTIAL INFORMATION. From and after the date hereof, Shapiro will not, directly or indirectly, use for his own benefit or purposes, or disclose to, or use for the benefit or purpose of any person or entity other than DIANON, any confidential information, knowledge or data relating to the business or operations of DIANON or those acquired by DIANON from Kyto Meridien. Such information, knowledge or data includes, but is not limited to, secret or confidential matters not published or generally known in the industry, such as information regarding pricing, costs, purchasing, profits, financing, markets, sales or customer lists, future developments, audits, investigations, enforcement actions, regulatory compliance, laboratory procedures and marketing and expansion plans. Any and all materials which may be produced or created by Shapiro or others, or which may come into his possession in the course of his employment, or which relate in any manner to the business or prospective business of DIANON are and shall be the exclusive property of DIANON and Shapiro shall not have any right, title or interest in any such materials. Upon termination of his employment, Shapiro shall not have the right to remove any such materials from the offices of DIANON and shall promptly return to DIANON all things of whatever nature that belong to DIANON, including all materials and records in any form, format or medium containing or related to the confidential information of DIANON, and he shall neither make nor retain any part or copy thereof for his personal use or the use of third parties.

            Notwithstanding the foregoing, confidential information shall not include any information that is: (i) demonstrably developed independently by Shapiro; (ii) publicly disclosed by DIANON or otherwise in the public domain without violation of this Agreement by Shapiro; or (iii) rightfully received by Shapiro from a third party, which, by disclosing to Shapiro, does not breach any obligation or duty to DIANON. Notwithstanding this Section 4, Shapiro may make such disclosures of confidential information as are duly compelled by court order or as required by law.


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

      5. RESTRICTIVE COVENANT. In consideration of this Agreement and the purchase of the assets and business of Kyto Meridien by DIANON, for a period of three years from and after the Closing Date and for any renewal period or extension of the term hereof, and notwithstanding any earlier termination of this Agreement, except upon the express written consent of DIANON (which consent may be unreasonably withheld), Shapiro shall not, for his own account, on behalf of, or jointly with, any other person, directly or indirectly, own, manage, operate, join, control, finance, invest in, perform services for, advise (or advise others with respect to), or otherwise participate in, or be connected with, or become or act as a partner, manager, member, director, officer, employee, consultant, representative or agent of any business (other than DIANON), individual, partnership, firm, proprietorship, professional practice, corporation, limited liability company or other entity that provides clinical laboratory or anatomic or surgical pathology services within a one hundred and fifty mile radius of New York City; provided however, that Shapiro may purchase or own, solely as an inactive investor, the securities of any entity that is publicly traded on a national securities exchange where Shapiro's aggregate holdings of such securities do not exceed two percent of the voting power or of any class of stock of such entity.

      In addition to the foregoing, during the same three-year period and for any renewal period or extension of the term hereof, Shapiro shall not, on his own behalf, or on behalf of any other person or entity: (i) solicit the customers, suppliers or employees of DIANON or any affiliated entity; (ii) solicit or seek to hire any employee of DIANON or any affiliated entity; or
(iii) attempt in any manner, directly or indirectly, to influence, induce or encourage any such employee to leave the employment of DIANON or any affiliated entity. Shapiro shall not take any action intended, or which may reasonably be expected, directly or indirectly, to impair the goodwill, reputation or good name of DIANON or Kyto Meridien, or otherwise to be detrimental to the interests of DIANON, including any action intended, or which may reasonably be expected, directly or indirectly, to benefit a competitor of DIANON.

      6. SCOPE OF RESTRICTIONS. Shapiro agrees that the restrictions set forth in Section 5 are reasonable. If, however, a court determines that any provision of Section 5 is unreasonable, either in geographic scope, length of time or otherwise, then Section 5 shall be interpreted and enforced to the maximum extent permitted by law and Shapiro consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

      7. INJUNCTIVE RELIEF. Shapiro acknowledges that irreparable harm would be suffered by DIANON in the event that any of the provisions of Sections 4 or 5 were not performed fully in accordance with the terms specified therein and that monetary damages are an inadequate remedy for breach thereof because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by DIANON in the event that such undertakings and provisions were breached or violated. Accordingly, Shapiro agrees that DIANON shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches or threatened breaches of the covenants, undertakings and provisions of those sections and to enforce specifically the provisions therein in any court of the United States or any state having jurisdiction over the matter, it being understood that any such remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity and shall not be deemed exclusive of any common law or other rights of DIANON in connection with the matters covered hereby.


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

      8. INTELLECTUAL PROPERTY RIGHTS. Shapiro agrees to assign, and hereby does assign to DIANON, all of his right, title and interest in and to all inventions, improvements, discoveries and technical developments, whether or not patentable, which he solely or jointly with others, may conceive, develop or reduce to practice during the term of this Agreement, which are related, in whole or in part, directly or indirectly, to the business of, or services or products of the type, provided by DIANON, or which may reasonably be provided or used by DIANON, or which are otherwise developed, in whole or in part, at DIANON's expense.

      Shapiro shall disclose promptly to DIANON's Chief Executive Officer, all such ideas, discoveries and improvements conceived by him alone or in collaboration with others, and shall cooperate fully with DIANON both during and after the term of this Agreement, with respect to the procurement of patents for the establishment and maintenance of DIANON's rights and interests in said inventions, improvements, discoveries or developments, and shall sign all papers which DIANON may reasonably deem necessary or desirable for the purpose of vesting it with such rights.

      9.    TERMINATION.      (a)  This  Agreement   shall  terminate  on  the
occurrence of any of the following events:

            (i)   Upon the death of Shapiro;

            (ii) Upon the sending of written notice from DIANON describing the activities constituting an act of default falling within any one or more of the following categories:

                  (A) Shapiro's breach of any material promise or agreement set forth herein, including, without limitation, those set forth in Sections 4, 5 and 8 above, or his failure to provide substantially all of the services reasonably required by
                  Section 1; or

                  (B) Shapiro's commission of an act of gross negligence or willful misconduct, or acts showing a pattern of negligence, in the performance of his services or obligations hereunder or otherwise injurious to DIANON;

Provided that no such termination under this subsection 9(a)(ii) shall be effective unless Shapiro has first been afforded an opportunity to correct the alleged default, but such default continues, recurs or can not otherwise be corrected, in the good faith judgment of DIANON, within thirty days after delivery of such written notice of default to Shapiro;

            (iii) Upon the occurrence of an event or the commission of an act under which Shapiro is or may become subject to mandatory or permissive exclusion from Medicare and State health care programs, including those set forth in sections 1128, 1156 and 1892 of the Social security Act and any regulations promulgated thereunder; and

            (iv) Upon the passage of thirty (30) days after written notice of termination without cause from DIANON to Shapiro.


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

      (b) In the event of a termination of this Agreement pursuant to subsections 9(a)(i) or 9(a)(iv) above, DIANON shall continue to pay the compensation set forth in Section 2(a) above until the third anniversary of the Closing Date of the Asset Purchase Agreement.

      (c) Sections 4, 5, 6, 7, 12 and 14 of this Agreement shall survive, in accordance with their terms, any termination of this Agreement, whether such termination be with or without cause. No termination of this Agreement shall relieve Shapiro of his obligations to DIANON with respect to the restrictive covenant in Section 5 and the preservation of confidential information under
Section 4. Should Shapiro violate any of the requirements of Sections 4 or 5 of this Agreement, DIANON may, in addition to any other remedies provided to DIANON under this Agreement, at law or in equity, immediately terminate any further post-termination payments to Shapiro hereunder that otherwise may have been required.

      10. INDEPENDENT CONTRACTOR. Shapiro's services hereunder shall be rendered in the capacity of an independent contractor of DIANON, and Shapiro is not in any respect or circumstances an employee of DIANON. Neither Shapiro nor DIANON has the authority to enter into contracts or assume any obligations for or on behalf of the other or to make any warranties or representations for or on behalf of the other. Shapiro shall be solely responsible for any taxes imposed on the performance of his consulting services or the payment therefore, including withholding of state and federal income or estimated tax payments, sales or ad valorem taxes, unemployment compensation, worker's compensation, obligations under the Federal Insurance Contributions Act, Federal Unemployment Tax Act and other taxes, costs and expenses incurred in the performance of his engagement hereunder, except as expressly assumed by DIANON under this Agreement. Shapiro expressly indemnifies and holds DIANON harmless from any such liabilities.

      11. WAIVER. The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the full right to require such performance at any time thereafter, nor shall a waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

      12. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, by nationally recognized overnight delivery service, or mailed by certified or registered mail, postage prepaid, and addressed as follows:

            If to Shapiro:    A. Bruce Shapiro
                              40 Juneau Boulevard
                              Woodbury, New York 11797


            If to DIANON:     DIANON Systems, Inc.
                              200 Watson Boulevard
                              Stratford, Connecticut  06497
                              Attn: President

      13. ENTIRE AGREEMENT. This Agreement and the Asset Purchase Agreement set forth the entire agreement and understanding of the parties concerning the subject matter hereof.


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

This Agreement may be amended only by a written instrument signed by both parties, which instrument must make specific reference to this Agreement and the intention to modify it.

      14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the conflicts of laws provisions of that state.


      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first above written.


                                          /s/ A. Bruce Shapiro
                                          --------------------
                                          A. Bruce Shapiro


                                          DIANON SYSTEMS, INC.

                                          /s/ Kevin C. Johnson
                                          --------------------
                                          By: Kevin C. Johnson
                                          Its:  President & CEO




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